UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 12, 2021 (March 11, 2021)

Ecomat, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21613	13-3865026
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005

(Address of principal executive offices) (Zip code)

(323) 552-9867

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors and Officers

On March 11, 2021, Ms. Yang Gui, the Chief Executive Officer, Chief Financial Officer, sole director and the Chairwoman of the Board (the “Board”), resigned from all her positions with the Company and the resignation became effective on March 11, 2021.

There was no disagreement between Ms. Yang Gui and the Company.

(c) Appointment of Directors and Officers

Upon the effectiveness of Ms. Yang Gui’s resignation, on March 11, 2021, the following person was appointed as our director and officer:

Name	Age	Position
Yu Yam, Anthony, Chau	44	Chief Executive Officer, Chief Financial Officer, sole director and Chairman of the Board.

Mr. Chau has extensive experience in the financial industry. From November 2018 to January 2021, Mr. Chau served as Financial Controller of Dao Kee Construction Company Limited, a company based in Hong Kong. From September 2015 to November 2018, he served as Group Financial Controller at Wide Strong Resources Limited, Hong Kong. From February 2014 to August 2015, he served as Group Financial Controller at Rising Peak Investment Guangzhou Company Limited, Hong Kong. From March 1998 to January 2014, he served as audit senior at W. M. Sum & Co., in Hong Kong. Mr. Chau obtained his bachelor’s degree at the University of Technology, Sydney, in 1997. He participated in the CPA Qualification Program at the Hong Kong Institution of Certified Public Accountants in 2010.

Mr. Chau does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021

	By:	/s/ Yu Yam, Anthony, Chau
	Name:	Yu Yam, Anthony, Chau
	Title:	Chief Executive Officer